Exhibit 99.1
Reconciliation of Outstanding Options and Nonvested Awards (other than Options) from 2006 10K to 2007 Proxy Statement to outstanding as of 3/31/2007

							Number of
			All		All Outstanding		securities to be				Number of	Outstanding
	All Outstanding		Nonvested		Options and		issued upon				securities to be	Options and
	Options and		Performance		Nonvested		exercise of				issued upon	Nonvested
	Nonvested		Share and		Awards (other	Additional	outstanding		Performance	Outstanding	exercise of	Awards (other
	Performance	Canceled	Stock		than options) as	Shares if	options, warrants		Shares	Performance	outstanding	than options) as
	Share and Stock	Performance	Ownership	Estimated	reported in	Maximum	and rights per 2007	Options	Cancelled	Share Grants	options, warrants	of March 31,
	Ownership	Shares as of	Grants as of	Performance	2006	Potential	proxy statement	Exercised	1/1/2007-	(Target) as of	and rights as of	2007 for 2002
	Grants (1)	12/31/2006	12/31/2006	Share Payouts (2)	10K (3)	Payout (4)	(5)	1/1/2007-3/31/2007	3/31/2007	3/31/2007	3/31/2007 (7)	LTIP Only

1994 Plan Options	741,999				741,999		741,999	(59,766)			682,233	—
2002 Plan Options	345,639				345,639		345,639	(38,832)			306,807	306,807

Subtotal Outstanding Options					1,087,638		1,087,638				989,040	306,807

2005 Performance Share Grant	215,300	(17,910)	197,390	75%	148,042	246,738	394,780		(9,475)	187,915	375,830	375,830
2006 Performance Share Grant	274,070	(5,535)	268,535	100%	268,535	268,535	537,070		(6,885)	261,650	523,300	523,300
2006 Stock Ownership Grant (6)	12,526		12,526		12,526		—				—	—
2007 Performance Share Grant										134,917	269,834	269,834

Subtotal Performance and Stock Ownership Shares					429,103		931,850				1,168,964	1,168,964

Total					1,516,741		2,019,488				2,158,004	1,475,771

(1)	Performance share amounts are original grant at Target (page 115 of 2006 10K)

(2)	Best estimates at year-end 2006 of potential payouts of performance share grants (% of Target)

(3)	Footnote 16, page 115 of 2006 10K

(4)	Proxy statement reflects maximum potential payout (200% of Target) of performance shares — see page 42 of 2007 proxy statement

(5)	From equity compensation plans approved by security holders — see page 42 of 2007 proxy statement

(6)	2006 Stock Ownership shares were paid out in February 2007 and therefore are not included in the proxy (actual payout was 12,898 shares)

(7)	Reflects maximum potential payout (200% of Target) of performance shares. The weighted average exercise price of the outstanding options is $40.70. The weighted average remaining contractual term of the outstanding options is 3.8 years.